Rule 424(b)(3)
File N.: 333-155167

EXHIBIT A

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents five
(5) deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
NO PAR VALUE OF
NKWE PLATINUM LIMITED
(ARBN 105 979 646)
(INCORPORATED UNDER THE LAWS OF
BERMUDA)

OVERSTAMP: EFFECTIVE DECEMBER
9, 2008 EACH AMERICAN DEPOSITARY
SHARE REPRESENTS 20 DEPOSITED
SHARES.

The Bank of New York Mellon, as depositary
(hereinafter called the Depositary), hereby
certifies
that___________________________________
____, or registered assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares (herein
called Shares) of NKWE PLATINUM
LIMITED, incorporated under the laws of
Bermuda and listed on the Australian Securities
Exchange (herein called the Company).  At the
date hereof, each American Depositary Share
represents five(5) Shares deposited or subject to
deposit under the Deposit Agreement (as such
term is hereinafter defined) at the principal
Melbourne, Victoria, Australia offices of
Australia and New Zealand Banking Group Ltd,
HSBC Bank of Australia Limited and National
Australia Bank Ltd (each herein called the
Custodian).  The Depositarys Corporate Trust
Office is located at a different address than its
principal executive office.  Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive
office is located at One Wall Street, New York,
N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.	THE DEPOSIT AGREEMENT.  This
American Depositary Receipt is one of an issue
(herein called Receipts), all issued and to be
issued upon the terms and conditions set forth in
the deposit agreement, dated as of  November
12, 2008 (herein called the Deposit Agreement),
by and among the Company, the Depositary,
and all Owners and Holders from time to time
of American Depositary Shares issued
thereunder, each of whom by accepting
American Depositary Shares agrees to become a
party thereto and become bound by all the terms
and conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and Holders and
the rights and duties of the Depositary in respect
of the Shares deposited thereunder and any and
all other securities, property and cash from time
to time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called Deposited
Securities).  Copies of the Deposit Agreement
are on file at the Depositarys Corporate Trust
Office in New York City and at the office of the
Custodian.
The statements made on the face and reverse of
this Receipt are summaries of certain provisions
of the Deposit Agreement and are qualified by
and subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in the
Deposit Agreement and not defined herein shall
have the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.  Upon
surrender at the Corporate Trust Office of the
Depositary of American Depositary Shares, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit Agreement,
the Owner of those American Depositary Shares
is entitled to delivery, to him or as instructed, of
the amount of Deposited Securities at the time
represented by those American Depositary
Shares.  Such delivery will be made at the
option of the Owner hereof, either at the office
of the Custodian or at the Corporate Trust
Office of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall
be at the risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.  Transfers
of American Depositary Shares may be
registered on the books of the Depositary upon
(i) in the case of certificated American
Depositary Shares, surrender of the Receipt
evidencing those American Depositary Shares,
by the Owner in person or by a duly authorized
attorney, properly endorsed or accompanied by
proper instruments of transfer or (ii) in the case
of uncertificated American Depositary Shares,
receipt from the Owner of a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10), and, in either case,
duly stamped as may be required by the laws of
the State of New York and of the United States
of America and upon payment of funds for any
applicable transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, evidencing the same aggregate number
of American Depositary Shares as the Receipt
or Receipts surrendered.  The Depositary, upon
surrender of a Receipt for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel that Receipt and
send the Owner a statement confirming that the
Owner is the Owner of the same number of
uncertificated American Depositary Shares that
the surrendered Receipt evidenced.  The
Depositary, upon receipt of a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10 of the Deposit
Agreement) from the Owner of uncertificated
American Depositary Shares for the purpose of
exchanging for certificated American
Depositary Shares, shall execute and deliver to
the Owner a Receipt evidencing the same
number of certificated American Depositary
Shares.  As a condition precedent to the
delivery, registration of transfer, or surrender of
any American Depositary Shares or split-up or
combination of any Receipt or withdrawal of
any Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of the Shares or the presenter
of the Receipt or instruction for registration of
transfer or surrender of American Depositary
Shares not evidenced by a Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including
any such tax or charge and fee with respect to
Shares being deposited or withdrawn) and
payment of any applicable fees as provided in
the Deposit Agreement, may require (a) the
production of proof satisfactory to it as to the
identity and genuineness of any signature, (b)
compliance with any laws or regulations,
relating to depositary receipts in general or to
the withdrawal or sale of Deposited Securities,
(c) delivery of such certificates as the Company
may from time to time specify in writing to the
Depositary to assure compliance with the
Securities Act of 1933 and the rules and
regulations thereunder and (d) compliance with
any reasonable procedures, if any, as the
Depositary may establish consistent with the
provisions of the Deposit Agreement.
The delivery of American Depositary Shares
against deposit of Shares generally or against
deposit of particular Shares may be suspended,
or the transfer of American Depositary Shares
in particular instances may be refused, or the
registration of transfer of outstanding American
Depositary Shares generally may be suspended,
during any period when the transfer books of
the Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or from
time to time because of any requirement of law
or of any government or governmental body or
commission, or under any provision of the
Deposit Agreement, or for any other reason,
subject to the provisions of the following
sentence. Notwithstanding anything to the
contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding American
Depositary Shares and withdrawal of Deposited
Securities may not be suspended subject only to
(i) temporary delays caused by closing the
transfer books of the Depositary or the
Company or the Foreign Registrar, if applicable,
or the deposit of Shares in connection with
voting at a shareholders meeting, or the
payment of dividends, (ii) the payment of fees,
taxes and similar charges, and (iii) compliance
with any U.S. or foreign laws or governmental
regulations relating to the American Depositary
Shares or to the withdrawal of the Deposited
Securities.  Without limitation of the foregoing,
the Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be registered
under the provisions of the Securities Act of
1933 for public offer and sale in the United
States, unless a registration statement is in effect
as to such Shares for such offer and sale.
4.	LIABILITY OF OWNER FOR
TAXES.  If any tax or other governmental
charge shall become payable with respect to any
American Depositary Shares or any Deposited
Securities represented by any American
Depositary Shares, such tax or other
governmental charge shall be payable by the
Owner to the Depositary.  The Depositary may,
and upon receipt of instructions from the
Company shall, refuse to register any transfer of
those American Depositary Shares or any
withdrawal of Deposited Securities represented
by those American Depositary Shares until such
payment is made, and may withhold any
dividends or other distributions, or may sell for
the account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of such
tax or other governmental charge and the Owner
shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.  Every person depositing Shares
under the Deposit Agreement shall be deemed
thereby to represent and warrant, that such
Shares and each certificate therefor, if
applicable, are validly issued, fully paid,
nonassessable and free of any preemptive rights
of the holders of outstanding Shares and that the
person making such deposit is duly authorized
so to do.  Every such person shall also be
deemed to represent that the deposit of such
Shares and the sale of American Depositary
Shares representing such Shares by that person
are not restricted under the Securities Act of
1933.  Such representations and warranties shall
survive the deposit of Shares and delivery of
American Depositary Shares.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.  Any person
presenting Shares for deposit or any Owner or
Holder may be required from time to time to file
with the Depositary or the Custodian such proof
of citizenship or residence, exchange control
approval, evidence of the number of Shares
beneficially owned or any other matters
necessary or appropriate to evidence
compliance with the Corporations Act of
Australia (to the extent applicable), the
Bermuda Companies Act, the Bye-laws of the
Company and exchange control regulations, as
indicated to the Depositary by the Company, or
such information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably instruct in writing the Depositary to
require.  The Depositary may withhold the
delivery or registration of transfer of any
American Depositary Shares or the distribution
of any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of any
Deposited Securities until such proof or other
information is filed or such certificates are
executed or such representations and warranties
made.  Upon written request of the Company,
the Depositary shall deliver to the Company
copies of the documents or instruments
delivered to the Depositary or any of its agents
pursuant to Section 3.01 of the Deposit
Agreement.  No Share shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any necessary
approval has been granted by any governmental
body in the Commonwealth of Australia or
Bermuda (as appropriate), which is then
performing the function of the regulation of
currency exchange.  Each Owner and Holder
agrees to provide any information requested by
the Company or the Depositary pursuant to this
Article 6.
7.	CHARGES OF DEPOSITARY.  The
following charges shall be incurred by any party
depositing or withdrawing Shares or by any
party surrendering American Depositary Shares
or to whom American Depositary Shares are
issued (including, without limitation, issuance
pursuant to a stock dividend or stock split
declared by the Company or an exchange of
stock regarding the American Depositary Shares
or Deposited Securities or a delivery of
American Depositary Shares pursuant to
Section 4.03 of the Deposit Agreement), or by
Owners, as applicable:  (1) taxes and other
governmental charges, (2) such registration fees
as may from time to time be in effect for the
registration of transfers of Shares generally on
the Share register of the Company or Foreign
Registrar and applicable to transfers of Shares
to or from the name of the Depositary or its
nominee or the Custodian or its nominee on the
making of deposits or withdrawals under the
terms of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as are
expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the delivery of American
Depositary Shares pursuant to Section 2.03,
4.03 or 4.04 of the Deposit Agreement and the
surrender of American Depositary Shares
pursuant to Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion thereof)
for any cash distribution made pursuant to the
Deposit Agreement, including, but not limited
to Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7 treating
all such securities as if they were Shares) but
which securities are instead distributed by the
Depositary to Owners, (8) in addition to any fee
charged under clause 6, a fee of $.02 or less per
American Depositary Share (or portion thereof)
per annum for depositary services, which will
be payable as provided in clause 9 below, and
(9) any other charges payable by the Depositary,
any of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as of
the date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or
other cash distributions).
The Depositary, subject to Article 8 hereof, may
own and deal in any class of securities of the
Company and its affiliates and in American
Depositary Shares.
8.	PRE-RELEASE OF RECEIPTS.
Notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may deliver
American Depositary Shares prior to the receipt
of Shares pursuant to Section 2.02 of the
Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05 of the
Deposit Agreement, deliver Shares upon the
surrender of American Depositary Shares that
have been Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
American Depositary Shares have been Pre-
Released.  The Depositary may receive
American Depositary Shares in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-Release
will be (a) preceded or accompanied by a
written representation from the person to whom
American Depositary Shares or Shares are to be
delivered, that such person, or its customer,
owns the Shares or American Depositary Shares
to be remitted, as the case may be, (b) at all
times fully collateralized with cash or such
other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary on
not more than five (5) business days notice, and
(d) subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares represented
by American Depositary Shares which are
outstanding at any time as a result of Pre-
Release will not normally exceed thirty percent
(30%) of the Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
The Depositary may retain for its own account
any compensation received by it in connection
with the foregoing.
9.	TITLE TO RECEIPTS.  It is a
condition of this Receipt and every successive
Owner and Holder of this Receipt by accepting
or holding the same consents and agrees that
when properly endorsed or accompanied by
proper instruments of transfer, shall be
transferable as certificated registered securities
under the laws of New York. American
Depositary Shares not evidenced by Receipts
shall be transferable as uncertificated registered
securities under the laws of New York.  The
Depositary, notwithstanding any notice to the
contrary, may treat the Owner of American
Depositary Shares as the absolute owner thereof
for the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in the
Deposit Agreement and for all other purposes,
and neither the Depositary nor the Company
shall have any obligation or be subject to any
liability under the Deposit Agreement to any
Holder of a Receipt unless such Holder is the
Owner thereof.
10.	VALIDITY OF RECEIPT.  This
Receipt shall not be entitled to any benefits
under the Deposit Agreement or be valid or
obligatory for any purpose, unless this Receipt
shall have been executed by the Depositary by
the manual signature of a duly authorized
signatory of the Depositary; provided, however,
that such signature may be a facsimile if a
Registrar for the Receipts shall have been
appointed and such Receipts are countersigned
by the manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.  The Company publishes
information in English required to maintain the
exemption from registration under Rule 12g3-
2(b) under the Securities Exchange Act of 1934
on its Internet web site or through an electronic
information delivery system generally available
to the public in its primary trading market.  The
Companys Internet web site address is
www.nkweplatinum.com.
The Depositary will make available for
inspection by Owners at its Corporate Trust
Office any reports, notices and other
communications, including any proxy
solicitation material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available to
the holders of such Deposited Securities by the
Company.  The Depositary will also, upon
written request by the Company, send to
Owners copies of such reports when furnished
by the Company pursuant to the Deposit
Agreement.  Any such reports and
communications, including any such proxy
solicitation material, furnished to the Depositary
by the Company shall be furnished in English to
the extent such materials are required to be
translated into English pursuant to any
regulations of the Commission.
The Depositary will keep books, at its Corporate
Trust Office, for the registration of American
Depositary Shares and transfers of American
Depositary Shares which at all reasonable times
shall be open for inspection by the Owners,
provided that such inspection shall not be for
the purpose of communicating with Owners in
the interest of a business or object other than the
business of the Company or a matter related to
the Deposit Agreement or the American
Depositary Shares.
12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at
the time of receipt thereof any amounts received
in a foreign currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners entitled thereto;
provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Owners of the
American Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement, whenever the
Depositary receives any distribution other than a
distribution described in Section 4.01, 4.03 or
4.04 of the Deposit Agreement, the Depositary
will cause the securities or property received by
it to be distributed to the Owners entitled
thereto, after deduction or upon payment of any
fees and expenses of the Depositary or any taxes
or other governmental charges, in proportion to
the number of American Depositary Shares
representing such Deposited Securities held by
them respectively, in any manner that the
Depositary may deem equitable and practicable
for accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such method
as it may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement) will be distributed by the
Depositary to the Owners of Receipts entitled
thereto all in the manner and subject to the
conditions described in Section 4.01 of the
Deposit Agreement.  The Depositary may sell,
by public or private sale, an amount of
securities or other property it would otherwise
distribute under this Article that is sufficient to
pay its fees and expenses in respect of that
distribution.
If any distribution consists of a dividend in, or
free distribution of, Shares, the Depositary may
deliver to the Owners entitled thereto, an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution,
subject to the terms and conditions of the
Deposit Agreement with respect to the deposit
of Shares and after deduction or upon issuance
of American Depositary Shares, including the
withholding of any tax or other governmental
charge as provided in Section 4.11 of the
Deposit Agreement and the payment of the fees
and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement (and the Depositary may sell, by
public or private sale, an amount of Shares
received sufficient to pay its fees and expenses
in respect of that distribution).  The Depositary
may withhold any such distribution of Receipts
if it has not received satisfactory assurances
from the Company that such distribution does
not require registration under the Securities Act
of 1933 or is exempt from registration under the
provisions of such Act.  In lieu of delivering
fractional American Depositary Shares in any
such case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions
described in Section 4.01of the Deposit
Agreement.  If additional American Depositary
Shares are not so delivered, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed upon
the Deposited Securities represented thereby.
In the event that the Depositary determines that
any distribution in property (including Shares
and rights to subscribe therefor) is subject to
any tax or other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such manner as
the Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds of
any such sale after deduction of such taxes or
charges to the Owners of Receipts entitled
thereto.
The Depositary shall forward to the Company
or its agent such information from its records as
the Company may reasonably request to enable
the Company or its agent to file necessary
reports with governmental agencies.
13.	RIGHTS.  In the event that the
Company shall offer or cause to be offered to
the holders of any Deposited Securities any
rights to subscribe for additional Shares or any
rights of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to any
Owners or in disposing of such rights on behalf
of any Owners and making the net proceeds
available to such Owners or, if by the terms of
such rights offering or for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available to
such Owners, then the Depositary shall allow
the rights to lapse.  If at the time of the offering
of any rights the Depositary determines in its
discretion that it is lawful and feasible to make
such rights available to all or certain Owners but
not to other Owners, the Depositary may
distribute to any Owner to whom it determines
the distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such
form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner
requests the distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner under the Deposit Agreement, the
Depositary will make such rights available to
such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion
are reasonably required under applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such Owner
to exercise such rights, upon payment by such
Owner to the Depositary for the account of such
Owner of an amount equal to the purchase price
of the Shares to be received upon the exercise of
the rights, and upon payment of the fees and
expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of
such Owner, exercise the rights and purchase
the Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As agent
for such Owner, the Depositary will cause the
Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, deliver American Depositary
Shares to such Owner.  In the case of a
distribution pursuant to the second paragraph of
this Article 13, such deposit shall be made, and
Deposited Securities shall be delivered, under
depositary arrangements which provide for
issuance of Deposited Securities subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under applicable
United States laws.
If the Depositary determines in its discretion
that it is not lawful and feasible to make such
rights available to all or certain Owners, it may
sell the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to whom
it has determined it may not lawfully or feasibly
make such rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other practical
basis without regard to any distinctions among
such Owners because of exchange restrictions
or the date of delivery of any American
Depositary Shares or otherwise.
The Depositary will not offer rights to Owners
unless both the rights and the securities to which
such rights relate are either exempt from
registration under the Securities Act of 1933
with respect to a distribution to all Owners or
are registered under the provisions of such Act;
provided, that nothing in the Deposit Agreement
shall create any obligation on the part of the
Company to file a registration statement with
respect to such rights or underlying securities or
to endeavor to have such a registration
statement declared effective.  If an Owner
requests the distribution of warrants or other
instruments, notwithstanding that there has been
no such registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States for
the Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
The Depositary shall not be responsible for any
failure to determine that it may be lawful or
feasible to make such rights available to Owners
in general or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.  Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so received
can in the judgment of the Depositary be
converted on a reasonable basis into Dollars and
the resulting Dollars transferred to the United
States, the Depositary shall convert or cause to
be converted by sale or in any other manner that
it may determine, such foreign currency into
Dollars, and such Dollars shall be distributed to
the Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the Holders thereof to
such Dollars, then to the Holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution may
be made upon an averaged or other practicable
basis without regard to any distinctions among
Owners on account of exchange restrictions, the
date of delivery of any American Depositary
Shares or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary as provided in Section 5.09 of
the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or license of any
government or agency thereof, the Depositary
shall file such application for approval or
license, if any, as it may deem desirable.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary or the Custodian is
not convertible on a reasonable basis into
Dollars transferable to the United States, or if
any approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in its
discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled to receive the same.
If any such conversion of foreign currency, in
whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance
of the foreign currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.  Whenever any cash
dividend or other cash distribution shall become
payable or any distribution other than cash shall
be made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice of
any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall find it necessary or convenient,
the Depositary shall fix a record date (a) for the
determination of the Owners who shall be
(i) entitled to receive such dividend, distribution
or rights or the net proceeds of the sale thereof,
(ii) entitled to give instructions for the exercise
of voting rights at any such meeting or
(iii) responsible for any fee or charge assessed
by the Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent the
changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.  Upon receipt of notice of any
meeting of holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary,
which shall contain (a) such information as is
contained in such notice of meeting received by
the Depositary from the Company, (b) a
statement that the Owners as of the close of
business on a specified record date will be
entitled, subject to any applicable provision of
law of the Commonwealth of Australia or
Bermuda and of the Bye-laws of the Company,
to instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to the
manner in which such instructions may be given
including an express indication that instructions
may be given (or be deemed given in
accordance with the last sentence of this
paragraph if no instruction is received) to the
Depositary to give a discretionary proxy to a
person designated by the Company.  Upon the
written request of an Owner on such record
date, received on or before the date established
by the Depositary for such purpose, the
Depositary shall endeavor insofar as practicable
to vote or cause to be voted the amount of
Shares or other Deposited Securities represented
by such American Depositary Shares in
accordance with the instructions set forth in
such request.  The Depositary shall not vote or
attempt to exercise the right to vote that attaches
to the Shares or other Deposited Securities,
other than in accordance with such instructions
or deemed instructions.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited Securities
represented by the American Depositary Shares
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with respect
to such Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities, provided, that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect
to any matter as to which the Company informs
the Depositary (and the Company agrees to
provide such information as promptly as
practicable in writing) that (x) the Company
does not wish such proxy given, (y) substantial
opposition exits or (z) such matter materially
and adversely affects the rights of holders of
Shares.
There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the instruction
cutoff date to ensure that the Depositary will
vote the Shares or Deposited Securities in
accordance with the provisions set forth in the
preceding paragraph.
In order to give Owners a reasonable
opportunity to instruct the Depositary as to the
exercise of voting rights relating to Deposited
Securities, if the Company will request the
Depositary to act under this Article, the
Company shall give the Depositary notice of
any such meeting and details concerning the
matters to be voted upon not less than 28 days
prior to the meeting date.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.  Upon any change in nominal
value, change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, or upon the
redemption or cancellation by the Company of
the Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for, in
conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary Shares
shall thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.  Neither the Depositary
nor the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any Owner
or Holder, (i) if by reason of any provision of
any present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority, or by
reason of any provision, present or future, of the
Bye-laws of the Company, or by reason of any
provision of any securities issued or distributed
by the Company, or any offering or distribution
thereof, or by reason of any act of God or war or
terrorism or other circumstances beyond its
control, the Depositary or the Company (or any
of their respective directors, officers,
employees, agents or affiliates) shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or thing
which by the terms of the Deposit Agreement or
the Deposited Securities it is provided shall be
done or performed, (ii) by reason of any non-
performance or delay, caused as aforesaid, in
the performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
(iii) by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement, (iv) for the inability of any
Owner or Holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of Deposited
Securities but is not, under the terms of the
Deposit Agreement, made available to Owners
or Holders, or (v) for any special, consequential
or punitive damages for any breach of the terms
of the Deposit Agreement.  Where, by the terms
of a distribution pursuant to Section 4.01, 4.02
or 4.03 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.04 of the
Deposit Agreement, such distribution or
offering may not be made available to Owners
of Receipts, and the Depositary may not dispose
of such distribution or offering on behalf of
such Owners and make the net proceeds
available to such Owners, then the Depositary
shall not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary (nor
any of their respective directors, officers,
employees, agents or affiliates) assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Holders, except that they agree to perform their
obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth of
the Deposited Securities.  Neither the
Depositary nor the Company (nor any of their
respective directors, officers, employees, agents
or affiliates) shall be under any obligation to
appear in, prosecute or defend any action, suit,
or other proceeding in respect of any Deposited
Securities or in respect of the American
Depositary Shares, on behalf of any Owner or
Holder or any other person.  Neither the
Depositary nor the Company (nor any of their
respective directors, officers, employees, agents
or affiliates) shall be liable for any action or
nonaction by it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit, any
Owner or Holder, or any other person believed
by it in good faith to be competent to give such
advice or information.  The Depositary shall not
be responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable
for any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary or in
connection with a matter arising wholly after
the removal or resignation of the Depositary,
provided that in connection with the issue out of
which such potential liability arises, the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Depositary shall not be liable
for the acts or omissions made by any securities
depository, clearing agency or settlement
system in connection with or arising out of
book-entry settlement of Deposited Securities or
otherwise.  The Company agrees to indemnify
the Depositary, its directors, officers,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to any fees and
expenses incurred in seeking, enforcing or
collecting such indemnity and the fees and
expenses of counsel) which may arise out of or
in connection with (a) any registration with the
Commission of American Depositary Shares or
Deposited Securities or the offer or sale thereof
in the United States or (b) acts performed or
omitted, pursuant to the provisions of or in
connection with the Deposit Agreement and of
the Receipts, as the same may be amended,
modified or supplemented from time to time,
(i) by either the Depositary or a Custodian or
their respective directors, officers, employees,
agents and affiliates, except for any liability or
expense arising out of the negligence or bad
faith of any of them, or (ii) by the Company or
any of its directors, officers, employees, agents
and affiliates.  The indemnities contained in this
paragraph shall not extend to any liability or
expense which arises solely and exclusively out
of a Pre-Release (as defined in Section 2.09 of
the Deposit Agreement) of a Receipt or
Receipts in accordance with Section 2.09 of the
Deposit Agreement and which would not
otherwise have arisen had such Receipt or
Receipts not been the subject of a Pre-Release
pursuant to Section 2.09 of the Deposit
Agreement; provided, however, that the
indemnities provided in this paragraph shall
apply to any such liability or expense to the
extent that such liability or expense would have
arisen had a Receipt or Receipts not been the
subject of a Pre-Release.  No disclaimer of
liability under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.  The Depositary
may at any time resign as Depositary under the
Deposit Agreement by written notice of its
election so to do delivered to the Company,
such resignation to take effect upon the
appointment of a successor depositary and its
acceptance of such appointment as provided in
the Deposit Agreement.  The Depositary may at
any time be removed by the Company by 90
days prior written notice of such removal, to
become effective upon the later of (i) the 90th
day after delivery of the notice to the Depositary
and (ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary in its discretion
may appoint a substitute or additional custodian
or custodians.
20.	AMENDMENT.  The form of the
Receipts and any provisions of the Deposit
Agreement may at any time and from time to
time be amended by agreement between the
Company and the Depositary without the
consent of Owners or Holders in any respect
which they may deem necessary or desirable.
Any amendment which shall impose or increase
any fees or charges (other than taxes and other
governmental charges, registration fees, cable,
telex or facsimile transmission costs, delivery
costs or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners, shall, however, not become
effective as to outstanding American Depositary
Shares until the expiration of thirty days after
notice of such amendment shall have been given
to the Owners of outstanding American
Depositary Shares. Every Owner and Holder of
American Depositary Shares, at the time any
amendment so becomes effective, shall be
deemed, by continuing to hold such American
Depositary Shares or any interest therein, to
consent and agree to such amendment and to be
bound by the Deposit Agreement as amended
thereby. In no event shall any amendment
impair the right of the Owner to surrender
American Depositary Shares and receive
therefor the Deposited Securities represented
thereby, except in order to comply with
mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.  The Company may terminate
the Deposit Agreement by instructing the
Depositary to mail notice of termination to the
Owners of all American Depositary Shares then
outstanding at least 60 days prior to the
termination date included in such notice.  The
Depositary may likewise terminate the Deposit
Agreement, if at any time 30 days shall have
expired after the Depositary delivered to the
Company a written resignation notice and if a
successor depositary shall not have been
appointed and accepted its appointment as
provided in the Deposit Agreement; in such
case the Depositary shall mail a notice of
termination to the Owners of all American
Depositary Shares then outstanding at least 30
days prior to the termination date.  On and after
the date of termination, the Owner of American
Depositary Shares will, upon (a) surrender of
such American Depositary Shares, (b) payment
of the fee of the Depositary for the surrender of
American Depositary Shares referred to in
Section 2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented by
those American Depositary Shares.  If any
American Depositary Shares shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of American Depositary
Shares, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining to
Deposited Securities, shall sell rights and other
property as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or other
distributions received with respect thereto and
the net proceeds of the sale of any rights or
other property, upon surrender of American
Depositary Shares (after deducting, in each
case, the fee of the Depositary for the surrender
of American Depositary Shares, any expenses
for the account of the Owner of such American
Depositary Shares in accordance with the terms
and conditions of the Deposit Agreement, and
any applicable taxes or governmental charges).
At any time after the expiration of four months
from the date of termination, the Depositary
may sell the Deposited Securities then held
under the Deposit Agreement and may
thereafter hold uninvested the net proceeds of
any such sale, together with any other cash then
held by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit of
the Owners of American Depositary Shares that
have not theretofore been surrendered, such
Owners thereupon becoming general creditors
of the Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the fee
of the Depositary for the surrender of American
Depositary Shares, any expenses for the account
of the Owner of such American Depositary
Shares in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).
Upon the termination of the Deposit Agreement,
the Company shall be discharged from all
obligations under the Deposit Agreement except
for its obligations to the Depositary with respect
to indemnification, charges, and expenses.  The
Depositarys obligations with respect to
indemnification shall also survive termination.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE MODIFICATION
SYSTEM.
(a)  Notwithstanding the provisions of
Section 2.04 of the Deposit Agreement, the
parties acknowledge that the Direct Registration
System (DRS) and Profile Modification System
(Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to
DRS by DTC.  DRS is the system administered
by DTC pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which ownership
shall be evidenced by periodic statements issued
by the Depositary to the Owners entitled
thereto.  Profile is a required feature of DRS
which allows a DTC participant, claiming to act
on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a
transfer of those American Depositary Shares to
DTC or its nominee and to deliver those
American Depositary Shares to the DTC
account of that DTC participant without receipt
by the Depositary of prior authorization from
the Owner to register such transfer.
(b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the parties
understand that the Depositary will not verify,
determine or otherwise ascertain that the DTC
participant which is claiming to be acting on
behalf of an Owner in requesting a registration
of transfer and delivery as described in
subsection (a) has the actual authority to act on
behalf of the Owner (notwithstanding any
requirements under the Uniform Commercial
Code).  For the avoidance of doubt, the
provisions of Sections 5.03 and 5.08 of the
Deposit Agreement shall apply to the matters
arising from the use of the DRS.  The parties
agree that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRS/Profile System and
in accordance with the Deposit Agreement shall
not constitute negligence or bad faith on the part
of the Depositary.
23.	SUBMISSION TO JURISDICTION;
JURY TRIAL WAIVER.  In the Deposit
Agreement, the Company has (i)  appointed
Corporation Service Company (CSC), 1133
Avenue of the Americas, Suite 3100, New
York, NY 10036-6710, in the Borough of
Manhattan, The State of New York, as the
Companys authorized agent upon which process
may be served in any suit or proceeding arising
out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the
Receipts or this Agreement, (ii) consented and
submitted to the jurisdiction of any state or
federal court in the Borough of Manhattan, The
State of New York, in which any such suit or
proceeding may be instituted, and (iii) agreed
that service of process upon said authorized
agent shall be deemed in every respect effective
service of process upon the Company in any
such suit or proceeding.
EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH OWNER
AND HOLDER) HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A TRIAL BY
JURY IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE COMPANY
AND/OR THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS,
THE DEPOSIT AGREEMENT OR ANY
TRANSACTION CONTEMPLATED HEREIN
OR THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY OR
TERMINATION (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER
THEORY).
24.	DISCLOSURE OF INTERESTS.  The
Company may from time to time request
Owners to provide information as to the
capacity in which such Owners own or owned
American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited
Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Companys instructions in respect of any such enforcement or limitation.





Exhibit A-1
NYB1596538.10

NYB1596538.10